UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2011

Santander Holdings USA, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 346-7200

n/a
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 14, 2011, the Board of Directors of Santander Holdings USA, Inc. (the “Company”) amended the Bylaws of the Company to increase the number of directors from 10 to 11.  On June 15, 2011, the Company filed Articles of Amendment to its Articles of Incorporation with the Commonwealth of Virginia State Corporation Commission, amending the Company’s Articles of Incorporation to extend indemnification rights pursuant to the Company’s Articles of Incorporation to directors, officers, employees or agents of Sovereign Bank or of entities controlled by Sovereign Bank.  The Articles of Amendment became effective upon the issuance of a Certificate of Amendment by the Commonwealth of Virginia State Corporation Commission on June 16, 2011.  A copy of the Bylaws of the Company as amended on April 14, 2011 and the Articles of Amendment filed on June 15, 2011 are attached as Exhibit 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Bylaws of Santander Holdings USA, Inc. as amended on April 14, 2011.
3.2	Articles of Amendment to the Articles of Incorporation of the Company, filed with the Commonwealth of Virginia State Corporation Commission on June 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER HOLDINGS USA, INC.

Dated: June 21, 2011	By: /s/ Christopher K. Pfirrman
Name: Christopher K. Pfirrman
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Bylaws of Santander Holdings USA, Inc. as amended on April 14, 2011.
3.2	Articles of Amendment to the Articles of Incorporation of the Company, filed with the Commonwealth of Virginia State Corporation Commission on June 15, 2011.